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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-82453 of Roberts Realty Investors, Inc. on Form S-3 of our report dated March 17, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 144), appearing in this Annual Report on Form 10-K of Roberts Realty Investors, Inc. for the year ended December 31, 2003.

/s/  Deloitte & Touche LLP

Atlanta, Georgia
March 23, 2004